EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated January 24,
1994, included in the 1993 Annual Report to Stockholders of Unisys
Corporation.

Our audits also included the financial statement schedules of Unisys Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 33-20588) pertaining to the Unisys Savings Plan, (2) Registration Statement (Form S-8 No. 33-7893) pertaining to the Burroughs LTIP,
(3) Registration Statement (Form S-8 No. 2-76948) pertaining to Burroughs Employees 1972 Payroll Deduction Stock Purchase Plans,
(4) Registration Statement (Form S-8 No. 33-4317) pertaining to the Burroughs 1985 Payroll Deduction Stock Purchase Plan, (5) Registration Statement (Form S-8 No. 33-20204) pertaining to the Unisys Retirement Investment Plan, (6) Registration Statement (Form S-8 No. 33-20205) pertaining to the Unisys Retirement Investment Plan II, (7) Registration Statement (Form S-3 No. 33-25715) of Unisys Corporation, (8) Registration Statement (Form S-8 No. 33-
3937) pertaining to the Burroughs LTIP, (9) Registration Statement (Form S-8 No. 2-63842) pertaining to the Burroughs LTIP, (10) Registration Statement (Form S-8 No. 33-34771) pertaining to the Unisys Retirement Investment Plan, (11) Registration Statement (Form S-8 No. 33-38711) pertaining to the Unisys Savings Plan, (12) Registration Statement (Form S-8 No. 33-38712) pertaining to the Unisys Retirement Investment Plan II, (13) Registration Statement (Form S-8 No. 33-38713) pertaining to the Unisys Retirement Investment Plan, (14) Registration Statement (Form S-8 No. 33-40259) pertaining to the Unisys LTIP, (15) Registration Statement (Form S-3 No. 33-35437) of Unisys Corporation, (16) Registration Statement (Form S-3 No. 33-64396) of Unisys Corporation, and (17) Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation; of our report dated January 24, 1994, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in the 1993 Annual Report (Form 10-K) of Unisys Corporation for the year ended December 31, 1993.


/s/ ERNST & YOUNG



Philadelphia, Pennsylvania
March 28,  1994